As filed with the Securities and Exchange Commission on September 2, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NEOS ETF Trust

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NEOS Shareholders in NEOS Funds, Your Vote Matters. Click here to vote NEOS has entered into an agreement to join Goldman Sachs Asset Management, and we're excited about this next chapter, which is why we need your vote. Support continuity for your investment in NEOS ETFs Ensure the funds are managed by the same team Enable future innovation with the support and resources of Goldman Sachs Asset Management The Board recommends that NEOS ETF shareholders vote "FOR" each proposal. Please take a moment to review your proxy materials and vote today. Click here to vote Your shareholder information is pre-populated for your convenience. Questions about voting? Contact Alliance Advisors at 1-866-206-8173 or NEOS@allianceadvisors.com We look forward to you being a part of NEOS' next chapter, partnered with Goldman Sachs Asset Management. Detailed information on the meeting and the proposals can be found by visiting NEOS ETF Trust, SEC Filings. Please Vote Today! We urge you to vote before November 2nd, 2026. Powered by Alliance A D V I S O R S